Exhibit 10.3

AMENDMENT TO CONVERTIBLE DEBENTURES

This AMENDMENT TO CONVERTIBLE DEBENTURES (this “Amendment”) dated as of December 1, 2022, by and between Helbiz, Inc. (the “Company”) and YA II PN, Ltd. (the “Holder”). Each of the Company and the Holder shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, pursuant to the terms of a certain Securities Purchase Agreement dated August 9, 2022 executed by and between and among the Parties, on August 9, 2022, the Company issued the Holder a convertible debenture in the principal amount of $3,000,000 (as amended, supplemented or otherwise modified in writing from time to time, “Debenture No. HLBZ-6”);

WHEREAS, pursuant to the terms of a certain Securities Purchase Agreement, dated August 23, 2022 executed by and between and among the Parties, (i) on August 23, 2022, the Company issued the Holder a convertible debenture in the principal amount of $5,000,000 (as amended, supplemented or otherwise modified in writing from time to time, “Debenture No. HLBZ-7”), and (ii) on September 8, 2022, the Company issued the Holder a convertible debenture in the principal amount of $2,500,000 (as amended, supplemented or otherwise modified in writing from time to time, “Debenture No. HLBZ-8” and together with Debenture No. HLBZ-6, and Debenture No. HLBZ-7, the “Debentures”); and

WHEREAS, the Parties desire to amend the Debentures pursuant to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agree with the others as follows:

1.	Section 3(a)(ii) of each of the Debentures is hereby amended and restated in its entirety as follows:

3(a)(ii) “Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination the lower of (i) $0.50 (the “Fixed Conversion Price”), or (ii) 92.5% of the lowest daily VWAPs during the 5 consecutive Trading Days immediately preceding the Conversion Date or other date of determination (the “Variable Conversion Price”), but not lower than the Floor Price. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.

2. After giving effect to this Amendment on the date hereof, all of the Debentures shall be and remain in full force and effect in accordance with their terms and are hereby ratified and confirmed by the Company in all respects.

3.   Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

4.   Counterparts. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.  Headings. The headings of Articles and Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation.

6.  Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

7.  Severability. The invalidity or unenforceability of any provisions of this Amendment pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Amendment shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect. If the Amendment may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

8. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Amendment shall be resolved exclusively in the competent federal or state court sitting in the City of New York, Borough of Manhattan, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

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 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Convertible Debentures to be duly executed as of the day and year first above written.

COMPANY:
HELBIZ, INC.

By: /s/ Salvatore Palella_____
Name: Salvatore Palella
Title: CEO

BUYER:
YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By: /s/ Matt Beckman
Name: Matt Beckman
Title: Member